Revised as of July 2001










                        INVESTMENT COMPANY CODE OF ETHICS

                                       FOR

                              BNY ASSET MANAGEMENT
                              THE BANK OF NEW YORK
                                     ("BNY")

                                       AS

                               INVESTMENT ADVISER


                       TO REGISTERED INVESTMENT COMPANIES

                                  INTRODUCTION

This Investment Company Code of Ethics is adopted pursuant to Rule 17j-1 of the Investment Company Act. Adherence to the Investment Company Code of Ethics and the related restrictions on personal investing is considered a basic condition for providing advisory and related services to registered investment companies for which BNY Asset Management serves as investment advisor (collectively "RICs"). If employees have any doubts as to the propriety of any activity, they should consult with one of the BNY Asset Management Compliance Officers.

This Investment Company Code of Ethics is in addition to the Code of Ethics for each RIC.

I.       APPLICABILITY OF CODE OF ETHICS

This Investment Company Code of Ethics shall apply to any person who meets the definition of "access person," as defined in Rule 17j-1, with respect to the RICs.

II.      DEFINITIONS

(a) "Access person" is defined by the Rule to include any BNY employee:

         (1) who makes any recommendation, who participates in determining which recommendation will be made, or whose principal functions or duties relate to the determination of which recommendation will be made by BNY on behalf of any RIC or

         (2) who, in connection with his or her regular functions or duties, obtains any information concerning recommendations being made by BNY on behalf of any RIC or who makes, participates in or obtains information regarding the purchase or sale of any securities by any RIC.

         This definition includes portfolio managers, analysts and traders employed by the Bank who serve RICs as an investment advisor. There may be additional employees who fall within the definition of access person who, because of the nature of their position, possess information regarding the securities that RICs will purchase or sell. A comprehensive list of all access persons will be compiled and maintained by the BNY Asset Management Compliance Officers.

(b) "Beneficial ownership" shall be interpreted in the same manner as the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") and shall refer to any security in which the access person has or acquires, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest (other than a pecuniary interest arising from compensation for services rendered) (see Exhibit A annexed hereto). For example, in addition to a person's own account, beneficial ownership encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing a home with such person or certain trusts under which such person or a related party is a beneficiary. Please note, however, that this list provides only a few of the more common examples and that Exhibit A should be carefully reviewed to identify other potential instances of beneficial ownership.

(c) "Index Fund Securities" are securities being purchased or sold by a RIC index fund that purchases and sells securities pursuant to a pre-determined formula.

(d) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which immediately before registration, was not subject to the reporting requirements of the Sections 13 or 15(d) of the Exchange Act.

(e) "Privately placed securities" means securities which are purchased in an offering that is exempt from registration under the Securities Act pursuant to sections 4(2) or 4(6) or pursuant to rules 504, 505 or 506 thereunder.

III. TEXT OF RULE 17j-1(b) OF THE INVESTMENT COMPANY ACT

Rule 17j-1(b) prohibits access persons from engaging in certain specified activity. The text of Rule 17j-1(b) is attached as Exhibit B. All access persons are required to familiarize themselves with this Rule and execute the attached Acknowledgment Form. This form should be forwarded to one of the BNY Asset Management Compliance Officers.

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Investment activities of all access persons must remain within the parameters set forth below:

(a)      Prohibited Purchases and Sales -- General.

(1) Except for "Exempted Transactions" specified in Section VI below, no access person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by any RIC for which such person is an access person or (ii) is being purchased or sold by any RIC for which such person is an access person. This sub-section shall not apply to transactions in Index Fund Securities or to any securities transaction
         (A) for an account for which the access person is a discretionary investment advisor provided that such access person has no direct or indirect beneficial ownership interest in such account or (B) for a trust unless the trustee is a "beneficial owner of a trust" as such term is defined in Exhibit A annexed hereto.

(2) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of a RIC for which such person is an access person) any information regarding securities transactions by such RIC or consideration by such RIC of any such securities transaction.

(3) No access person shall recommend any securities transaction by any RIC without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transactions by such person in such securities; (iii) any position with such issuer or its affiliates; and
         (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the RIC for which such person is an access person or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

(b) Prohibition on Acquiring Securities in an Initial Public Offering ("IPO") Until After the Initial Offering has been Completed. Purchases of IPO's by access persons pose two potential conflicts of interest. First, an opportunity for access persons to participate in a "hot issue" or other attractive IPO is not likely to be viewed as a random event. It may also create the impression that future investment decisions for a RIC were not pursued solely because they were in the best interest of the RIC. Second, the realization of any short-term profits may create at least the appearance that an investment opportunity that should have been available to the RIC was diverted to the personal benefit of an individual employee. BNY believes that prohibiting the purchase of a security in an IPO until after the IPO has been completed will reduce these potential conflicts. After the IPO is completed, transactions in securities issued in the IPO are subject to the restrictions contained in this Investment Company Code of Ethics.

(c) Blackout Periods for Trading in the Same Security as a RIC. Other than transactions in Index Fund Securities, on a day during which any RIC has a pending "buy" or "sell" order in a security, all access persons are prohibited from executing a securities transaction in such security or related derivative security until such order is executed or withdrawn by such RIC or RICs. Additionally, other than transactions in Index Fund Securities, portfolio managers with respect to the RIC that he or she manages are prohibited from buying or selling a security within seven (7) calendar days before and after the RIC that he or she manages trades in that security. The blackout period after a RIC trades is designed to allow dissipation of the market effect of the RIC's trade before the portfolio manager trades. The blackout period before a RIC trades is to negate the perception that the portfolio managers are front running the RIC or otherwise deriving improper benefit from their knowledge.

(d) Pre-Clearance of Personal Securities Transactions. Access persons will be required to pre-clear through one of the BNY Asset Management Compliance Officers all transactions in securities for which the access person has, or will acquire as a result of such transaction, direct or indirect beneficial ownership. This procedure will attempt to prevent a trade in which, for example, a portfolio manager of one RIC intends to purchase securities, unaware that another RIC in the same complex has an open order to purchase a significant block of the same security. All access persons must submit a request to execute a securities transaction, to, and obtain clearance for executing such transaction from, one of the BNY Asset Management Compliance Officers before executing any securities transactions. The security will be checked against the system to attempt to determine whether or not the purchase or sale would violate this Investment Company Code of Ethics.

V.       DISCLOSURE OF PERSONAL HOLDINGS AND TRANSACTIONS

(a) Initial and Annual Disclosure. No later than ten (10) days after becoming an access person, an access person is required to submit to one of the BNY Asset Management Compliance Officers the Disclosure of Personal Holdings Form (attached hereto as Exhibit C) listing all securities that he or she holds or over which he or she has any direct or indirect beneficial ownership. This statement is to be updated by January 15th of each year by each access person. This disclosure will ensure that all non-exempt trades are being reported. It will also capture certain investments (i.e., private placements) that would not be reflected in traditional broker-dealer accounts. The initial and annual disclosure statements shall include information with respect to those securities referenced in Section VI ("Exempted Transactions") except that with respect to accounts over which the access person has no direct or indirect influence or control, it shall be sufficient to list the account and the principal amount of the access person's holdings in such account.

(b) Monthly Disclosure -- Duplicate Copies of Brokers' and Banks' Statements. All access persons are required to direct their brokers and banks to supply to one of the BNY Asset Management Compliance Officers a duplicate copy of securities or investment account statements for each account over which the access person has direct or indirect beneficial ownership. If the broker or bank statement does not reflect any non-exempt securities transaction entered into by the access person during the period covered by the statement submitted on behalf of such access person, the access person must submit a Disclosure of Personal Holdings Form reflecting such missing transactions and providing the following additional information: date of transaction, nature of transaction, and the price at which the transaction was effected. The transactions reported on the brokers' or banks' statements (and Disclosure of Personal Holdings Form if necessary) will be reviewed and compared against RIC transactions and the pre-clearance forms. The brokerage and bank statements (and Disclosure of Personal Holdings Form if necessary) will allow BNY Asset Management to ensure the effectiveness of its compliance program.

(c)      Quarterly Personal Securities Transactions Reports. No later than ten
         (10) days following the end of each calendar quarter, each access person is required to submit to one of the BNY Asset Management Compliance Officers the Quarterly Personal Security Transactions and New Securities Account Report (attached hereto as Exhibit D) which supplies information with respect to (a) any transactions in any securities (other than those "Exempted Transactions" described in Section VI(a), (b), (c) and (e) hereof) in which such access person may be deemed to have had, or by reason of such transaction acquired, any direct or indirect beneficial ownership interest or (b) any accounts established by such access person in which such access person held, or over which access person may be deemed to have had any direct or indirect beneficial ownership of, any securities. For the avoidance of doubt, an access person's obligation to disclose any new accounts pursuant to Section IV(e)(3)(b) shall apply even when the only transactions in such accounts are "Exempted Transactions" as described in Section VI.

(d) No Duplicative Reporting. If any access person is required to submit a report or statement under another code of ethics or code of conduct relating to a RIC and containing the same information as is required under this Investment Company Code of Ethics, then only one such report or statement is required to be submitted provided such report or statement is submitted to one of the BNY Asset Management Compliance Officers.

VI.      EXEMPTED TRANSACTIONS

Except as noted, the following transactions are specifically exempted from coverage by this Investment Company Code of Ethics:

(a) transactions in securities issued by the Government of the United States;

(b)               transactions in shares of open-ended investment companies;

(c) transactions involving bank certificates of deposit, bankers' acceptance, commercial paper and high quality short-term debt instruments (including repurchase agreements);

(d) transactions in securities which are not eligible for purchase or sale by the RIC for which such access person is an access person;

(e) transactions effected in any account over which the access person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party);

(f)               transactions which are part of an dividend reinvestment plan;

(g) purchases effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such an issuer, and sales of such rights so acquired; and

(h) transactions in securities of The Bank of New York Company, Inc. (provided, however, that all employees remain subject to the Bank's Policy entitled "Purchase And Sale Of The Bank Of New York Company, Inc. Securities").

VII.              OVERSIGHT OF INVESTMENT COMPANY CODE OF ETHICS

The reports filed by access persons pursuant to this Investment Company Code of Ethics will be reviewed on a monthly basis by one of the BNY Asset Management Compliance Officers and compared to transactions entered into by BNY Asset Management on behalf of the RIC. Any transactions that are believed to be a violation of this Investment Company Code of Ethics will be reported promptly to BNY Asset Management's Chief Investment Officer and/or Director of Investment Management.

The Chief Investment Officer and/or Director of Investment Management shall consider reports made to him or her and shall make a determination as to whether a violation of this Investment Company Code of Ethics has occurred. If a violation has occurred, the Chief Investment Officer and/or Director of Investment Management may impose such sanctions or remedial action as he or she deems appropriate. These sanctions may include, among other things, disgorgement of any profits or price advantage realized from the transaction that resulted in the violation to an appropriate charity, requiring reversal of a trade, fines, suspension of trading privileges or suspension or termination of employment with BNY.

July 2001

                                    EXHIBIT A
         The term "beneficial ownership" of securities includes not only ownership of securities held by an access person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered), such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledges, securities owned by a partnership in which he or she is a member, and securities owned by any corporation which he or she should regard as a personal holding corporation. Correspondingly, this term excludes securities held by an access person for the benefit of someone else.
         Ordinarily, this term does not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than one year after the decedent's death.
         Securities held in the name of another are considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although final determination of beneficial ownership is a question to be determined in the light of the facts of a particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting or such securities.
         An access person also is regarded as the beneficial owner of securities held in the name of another person if, by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person. An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor child or other person, even though he does not obtain therefrom the aforementioned benefits or ownership, if he can vest or revest title in himself at once or at some future time.
         With respect to trusts, an access person is a "beneficial owner of a trust" if (a) the trustee is an "insider" with respect to the trust and (b) the trustee has a "pecuniary interest" in the securities held by the trust. A trustee is an "insider" with respect to the trust if the trustee is an officer or director of any issuer whose securities are held in the trust. The trustee is also an "insider" if the trustee and the trust, either individually or in the aggregate, beneficially own more than ten percent of a security which is also held by the registered investment company with respect to which such trustee is an access person. Note that institutions engaged in holding securities for their clients in the ordinary course of business, and eligible to file a Schedule 13G, do not have to include customer account holdings in determining the ten percent beneficial owner status and, thus, customer trust accounts would not be included in the calculation of the ten percent beneficial ownership.

         A trustee will have a "pecuniary interest" in the trust if (a) the trustee or at least one member of the trustee's immediate family is a beneficiary of the trust or (b) the trustee receives a performance fee except where the fee is calculated, at a minimum, on an annual basis and the securities of an issuer (for which the access person is an "insider") do not comprise more than ten percent of the market value of the trust's portfolio.

                                    EXHIBIT B

               Text or Rule 17j-1(b) of the Investment Company Act


The purpose of this Investment Company Code of Ethics is to provide procedures consistent with the Investment Company Act and, more specifically, Rule 17j(b) which reads as follows:

         "It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

1.                To employ any device, scheme or artifice to defraud the Fund;

2. To make any untrue statement of a material fact to the Fund or omit to state a material fact to the Fund necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

4. To engage in any manipulative practice with respect to the Fund."

For purposes of Rule 17j-1(b):

(a) "Fund" is defined as "an investment company registered under the Investment Company Act."

(b)               "Security Held or to be Acquired by a Fund" means:

(i)               Any Covered Security which, within the most recent 15 days:

(A)               Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a) (10) (i) of this Rule 17j-1.

(c) "Covered Security" means "any note, stock, treasury stock, bond, debenture, evidence of indebtedness,certificate of interest or participation in any profit-sharing agreement, collateral-trustcertificate, preorganization certificate or
                  subscription,   transferable  share,  investment contract,
                  voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a `security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

                                 Acknowledgment

         I hereby acknowledge receipt of the _____ BNY Asset Management _____ Estabrook Capital Management Investment Company Code of Ethics and certify that I have read it and agree to abide by it. I also confirm that I have instructed all brokerage houses and banks where I maintain a securities or investment account to supply duplicate copies of my monthly statement to one of The Bank of New York's BNY Asset Management Surveillance Officers. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.


Date:__________________                           ______________________________
                                                            (Signature)

                                                  ------------------------------
                                                           (Print Name)

               BNY ASSET MANAGEMENT / ESTABROOK CAPITAL MANAGEMENT

                  DISCLOSURE OF PERSONAL HOLDINGS OF SECURITIES

         This form is to be used to provide initial and annual disclosures of personal holdings of securities.

         I hereby submit the following as my  __ initial disclosure   __ annual
disclosure.

         The holdings disclosed in this report are as of _______________, 200__.

         I hereby certify that the following listing of securities accounts and of securities not held in an account, including any attached account statements, is a complete listing of all accounts and securities which I hold or over which I have any direct or indirect beneficial ownership.

Personal Securities Held In Accounts

         The securities accounts listed below hold securities that I am required to disclose. I have attached a copy of a current account statement, listing the securities in such account and the number of shares or principal amount of such securities, for each account that has not been furnished by duplicate statement.

---------------------------------------- ----------------------- ----------------------- ---------------- ------------------
                                                                                           Investment     Account Statement
    Name of Broker, Dealer, Bank or                                                        Control or          Attached
 Financial Institution Holding Account       Account Number         Types of Account       Influence**       (Yes or No)
                                                                      Restrictions*        (Yes or No)
---------------------------------------- ----------------------- ----------------------- ---------------- ------------------
---------------------------------------- ----------------------- ----------------------- ---------------- ------------------

---------------------------------------- ----------------------- ----------------------- ---------------- ------------------


         * Types of Account Restrictions: Indicate any restrictions on the classes or types of securities that may be purchased or held in the account which apply to the account by the terms of the account relationship. For example, a brokerage or custody account which may be used to purchase equities, fixed income obligations and mutual fund shares is not a restricted account, and should be described as "none." On the other hand, an account which can be used to purchase mutual funds only or U. S. Treasury obligations only is a restricted account and should be described, respectively, as "mutual funds only" or "U. S. Treasury obligations only."

         ** Invesment Control or Influence: Indicate whether or not you or any other member of your family has, by the terms of the account relationship, any control or influence over the decision to acquire or dispose of investments in the account. For example, if you or your spouse is the owner of an account over which either you or your spouse has investment discretion, as a direct owner, fiduciary, custodian, or by way of a power of attorney, then indicate "Yes."


Personal Holdings of Securities Not Held In Accounts


         The securities listed below are not held in securities account.


------------------------------------------- -------------------------------
                                                      Number of Shares or
                 Title of Security                     Principal Amount
------------------------------------------- -------------------------------
------------------------------------------- -------------------------------

------------------------------------------- -------------------------------


Date: __________________
                                                  ------------------------------
                                                            (Signature)

                                                  ------------------------------
                                                            (Print Name)

Personal & Confidential


               BNY ASSET MANAGEMENT / ESTABROOK CAPITAL MANAGEMENT

                    QUARTERLY PERSONAL SECURITY TRANSACTIONS
                        AND NEW SECURITIES ACCOUNT REPORT

To:  Austin Shelby, Surveillance Officer

From:  ______________________________________

         This Quarterly Personal Security Transactions Report (the "Report") is submitted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, and the Codes of Ethics (the "Codes") of BNY Asset Management and Estabrook Capital Management and supplies information with respect to (i) any transactions in any security in which I may be deemed to have had, or by reason of such transaction acquired, any direct or indirect beneficial ownership interest and (ii) any accounts established by me in which I held, or over which I may be deemed to have had any direct or indirect beneficial ownership of, any securities.

         The information provided covers the calendar quarter ended ____________, 200_ (the "Reporting Period").

         For purposes of the Report, I understand that "beneficial ownership" shall be interpreted according to the guidelines set forth in Exhibit A to the Codes.

Personal Security Transactions

         I hereby affirm that this Report describes all securities transactions (regardless of size) for the Reporting Period except those transactions that are identified as specifically being exempted from coverage by the Code in Section VI ("Exempted Transactions").

         I understand that I may attach bank or broker statements, a separate report of activity, another listing or spreadsheet I maintain, or a combination of any of the above instead of listing the transactions in the space below.

         ____ During the Reporting Period, I had personal transactions in reportable securities, and these transactions are:

         ___      listed below and/or
         ___      set forth on a separate document or documents which are
                  attached to and submitted with this report form.

         ____ I have not listed any transactions below because I had no reportable securities transactions during the Reporting Period.

------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
                                                     Nature of      Number of Shares
                                                    Transaction       (for equity
                                                     (Whether        securities) or
  Name of the Broker, Dealer, Bank                  purchase or     Principal Amount
or Financial Institution with whom                 sale or other     of Securities          Title of Securities         Price at
 the Transaction was Effected and      Date of        type of      (for fixed income   (including interest rate and      Which
      Relevant Account Number        Transaction  acquisition or      securities)         maturity date for fixed     Transaction
                                                   disposition)       Acquired or           income securities)        was Effected
                                                                      Disposed Of
------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
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------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
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------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------

------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------

------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------

------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------
------------------------------------ ------------ ---------------- ------------------- ------------------------------ -------------


Securities Accounts Established

         I affirm that the Report outlines all securities accounts (regardless of size) established during the Reporting Period. I understand that I must report all securities accounts, even if they contain only those securities that are exempted from coverage by the Codes.

         ____ I have not listed any securities accounts below because no new securities account was established during the Reporting Period.

         ____ In the space below, I have listed the name of the broker, dealer or bank with whom any securities account was established as well as the date such securities account was established and the account number:

---------------------------------------- -------------------------------------- --------------------------------------
  Name of the Broker, Dealer or Bank
 with whom the Account was Established        Date Account was Established                 Account Number
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------


Name (Print)      ______________________________________________
Signature         ______________________________________________
Date              ______________________________________________